Exhibit 99.1

BDSI to Voluntarily Withdraw Boston Stock Exchange Listing;

Will Retain Nasdaq Listing

New SEC rules and other considerations make listing on BSE unnecessary

MORRISVILLE, N.C.—(BUSINESS WIRE)—June 22, 2007 — BioDelivery Sciences International, Inc. (Nasdaq:BDSI) announced today its intention to voluntarily withdraw its common stock and warrants from listing on the Boston Stock Exchange. The Company’s common shares will continue to trade on the Nasdaq Capital Market.

Since the company’s IPO in 2002, virtually all trading of the company’s common stock and warrants has occurred on the Nasdaq Capital Market, rather than the Boston Stock Exchange. Despite this, the company had maintained the Boston Stock Exchange listing, in part, due to certain exemptions from State Blue Sky laws available to issuers listed on the Boston Stock Exchange. However, pursuant to regulations recently enacted by the Securities and Exchange Commission, the securities of companies listed on the Nasdaq Capital Market are now “covered securities” for purposes of State Blue Sky laws. Accordingly, the company is withdrawing its Boston Stock Exchange listing in order to lower its overall listing fees and eliminate duplicative compliance burdens, including compliance with Boston Stock Exchange listing qualifications. The withdrawal from the Boston Stock Exchange is expected to be effective ten days following the filing of a Form 25 with the Securities and Exchange Commission.

The Company’s withdrawal relates solely to its listing on the Boston Stock Exchange. Due to the Company’s continued listing on the Nasdaq Capital Market, the Company’s common shares will remain registered with the SEC under the Securities Exchange Act of 1934. Accordingly, BDSI will continue to file all periodic and other reports required under the Securities Exchange Act of 1934 with the U.S. Securities and Exchange Commission.

Separately, the company reiterated, as previously announced, that its publicly-traded warrants are set to expire on Monday, June 25, 2007. Investors wishing to exercise their warrants must deliver all appropriate documentation and funds to the company c/o James A. McNulty, CFO, 324 South Hyde Park Avenue, Suite 350, Tampa FL 33606, (813) 864-2562, by 5:00 p.m Eastern time on Monday, June 25, 2007. As a result of this expiration, BDSI will formally delist such warrants in the near future.

About BioDelivery Sciences International

BioDelivery Sciences International, Inc. is a specialty pharmaceutical company that is focused on developing innovative products to treat acute conditions such as pain. The company utilizes its owned and licensed patented drug delivery technologies to develop, partner and commercialize, clinically-significant new products using proven therapeutics. BDSI’s pain franchise currently consists of two products in development utilizing the company’s patented BEMA™ oral adhesive disc technology: BEMATM Fentanyl, a treatment for “breakthrough” cancer pain, and BEMATM LA, a second analgesic with a target indication of the treatment of moderate to severe pain. The company is also working with both its BEMATM technology and its patented Bioral® nanocochleate technology on products targeted at other acute treatment opportunities such as insomnia, nausea and vomiting, and infections. The company’s headquarters are located in Morrisville, North Carolina and its principal laboratory is located in Newark, New Jersey. For more information please visit www.bdsinternational.com.

Forward-Looking Statements

Note: Except for the historical information contained herein, this press release and the statements of representatives of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects”, “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, actual sales results, if any, the application of funds, or the timing for completion and results of scheduled or additional clinical trials and FDA review of the Company’s formulations and products, may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). Peak sales and market size estimates have been determined on the basis of market research and comparable product analysis, but no assurances can be given that such sales levels will be achieved, if at all.

Contact:

Investor Relations Group

Investor Relations:

James Carbonara, 212-825-3210

or

Media Relations:

Bill Douglass, 212-825-3210